Exhibit 10.4

PROMISSORY NOTE

$45,000,000.00	April 8, 2014

FOR VALUE RECEIVED, 114-15 GUY BREWER BOULEVARD, LLC, a New York limited liability company, 49-19 ROCKAWAY BEACH BOULEVARD, LLC, a New York limited liability company, 612 WORTMAN AVENUE, LLC, a New York limited liability company, and 23-85 87TH STREET, LLC, a New York limited liability company, each having an address at c/o GTJ REIT, Inc., 60 Hempstead Avenue, Suite 718, West Hempstead, New York 11552 (together with each other Person (as defined in the Loan Agreement (as hereinafter defined)) who from time to time becomes a borrower under the Loan Agreement, individually and collectively, jointly and severally, “Maker”), promise to pay to the order of CAPITAL ONE, NATIONAL ASSOCIATION, at its principal place of business at 280 Park Avenue, 23rd Floor, New York, New York 10017 (together with its successors and assigns “Payee”), or at such place as the holder hereof may from time to time designate in writing, the principal sum of FORTY FIVE MILLION DOLLARS ($45,000,000.00), or so much thereof as may be outstanding pursuant to the Loan Agreement (as hereinafter defined), in lawful money of the United States of America, with interest on the unpaid principal balance from time to time outstanding to be computed in the manner, at the times and, subject to the provisions of Section 2.11 of the Loan Agreement, at the interest rate provided in that certain Loan Agreement (as amended, modified, restated, consolidated, replaced or supplemented from time to time, the “Loan Agreement”) dated as of the date hereof between Maker and Payee. Capitalized terms used but not defined herein shall have the respective meanings given such terms in the Loan Agreement.

1. Payment Terms. Maker shall pay to Payee the monthly interest on the unpaid Principal in the manner and at the times specified in Article 2 of the Loan Agreement, which payments shall be applied in the order of priority set forth in said Article 2. Maker shall also pay to Payee interest at the Default Rate, Late Payment Charges, Letter of Credit Fees, the Unused Fee and all other amounts due and payable as and when provided for in the Loan Agreement. The balance of the Principal, together with all accrued and unpaid interest thereon, and all other amounts payable to Payee hereunder, under the Loan Agreement and under the other Loan Documents shall be due and payable on the Maturity Date.

2. Loan Documents. This Note is evidence of the loans made by Payee to Maker pursuant to the terms and conditions of the Loan Agreement and is executed pursuant to the terms and conditions of the Loan Agreement. This Note is secured by and entitled to the benefits of, among other things, the Loan Documents. Reference is made to the Loan Documents for a description of the nature and extent of the security afforded thereby, the rights of the holder hereof in respect of such security, the terms and conditions upon which this Note is secured and the rights and duties of the holder of this Note. All of the agreements, conditions, covenants, provisions and stipulations contained in the Loan Documents to be kept and performed by Maker are by this reference hereby made part of this Note to the same extent and with the same force and effect as if they were fully set forth in this Note, and Maker covenants and agrees to keep and perform the same, or cause the same to be kept and performed, in accordance with their terms.

3. Loan Acceleration; Prepayment. The Debt shall, without notice, become immediately due and payable at the option of Payee upon the occurrence and during the continuance of any Event of Default. This Note may not be prepaid except as otherwise expressly provided in, and subject to the terms and conditions of the Loan Agreement.

4. Revival. To the extent that Maker makes a payment or Payee receives any payment or proceeds for Maker’s benefit, which are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver, custodian or any other party under the Bankruptcy Code or any other bankruptcy law, common law or equitable cause, then, to such extent, the obligations of Maker hereunder intended to be satisfied shall be revived and continue as if such payment or proceeds had not been received by Payee.

5. Amendments. This Note may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Maker or Payee, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought. Whenever used, the singular number shall include the plural, the plural the singular, and the words “Payee” and “Maker” shall include their respective successors, assigns, heirs, executors and administrators.

6. Waiver. Maker and all others who may become liable for the payment of all or any part of the Debt do hereby severally waive presentment and demand for payment, notice of dishonor, protest, notice of protest, notice of nonpayment, notice of intent to accelerate the maturity hereof and of acceleration except as otherwise expressly provided in the Loan Documents. No release of any security for the Debt or any person liable for payment of the Debt, no extension of time for payment of this Note or any installment hereof, and no alteration, amendment or waiver of any provision of the Loan Documents made by agreement between Payee and any other person or party shall release, modify, amend, waive, extend, change, discharge, terminate or affect the liability of Maker, and any other person or party who may become liable under the Loan Documents, for the payment of all or any part of the Debt.

7. Notices. All notices or other communications required or permitted to be given pursuant hereto shall be given in the manner specified in the Loan Agreement directed to the parties at their respective addresses as provided therein.

8. Joint and Several. If more than one Person constitutes Maker, each Person constituting Maker hereunder shall have joint and several liability for the obligations of Maker hereunder.

9. Governing Law. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA, WHICH LAWS OF THE UNITED STATES OF AMERICA SHALL, TO THE EXTENT THE SAME PREEMPT SUCH STATE LAWS, GOVERN AND BE CONTROLLING.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed and delivered this Promissory Note under seal as of the date written above.

MAKER:

114-15 GUY BREWER BOULEVARD, LLC, a New York limited liability company

By:	GTJ Realty, LP, a Delaware limited partnership, its sole member

	By:	GTJ GP, LLC, a Maryland limited liability company, its general partner

		By:	GTJ REIT Inc., a Maryland corporation, its manager

By:

				Name:	Paul Cooper
				Title:	Chief Executive Officer

49-19 ROCKAWAY BEACH BOULEVARD, LLC, a New York limited liability company

By:	GTJ Realty, LP, a Delaware limited partnership, its sole member

	By:	GTJ GP, LLC, a Maryland limited liability company, its general partner

		By:	GTJ REIT Inc., a Maryland corporation, its manager

By:

				Name:	Paul Cooper
				Title:	Chief Executive Officer

[Signature Page to Promissory Note]

612 WORTMAN AVENUE, LLC, a New York limited liability company

By:	GTJ Realty, LP, a Delaware limited partnership, its sole member

	By:	GTJ GP, LLC, a Maryland limited liability company, its general partner

		By:	GTJ REIT Inc., a Maryland corporation, its manager

By:

				Name:	Paul Cooper
				Title:	Chief Executive Officer

23-85 87TH STREET, LLC, a New York limited liability company

By:	GTJ Realty, LP, a Delaware limited partnership, its sole member

	By:	GTJ GP, LLC, a Maryland limited liability company, its general partner

		By:	GTJ REIT Inc., a Maryland corporation, its manager

By:

				Name:	Paul Cooper
				Title:	Chief Executive Officer

[Signature Page to Promissory Note, continued]